Exhibit 10.40

Loan No. RX0024T6A

FIRST AMENDMENT TO
PROMISSORY NOTE AND SUPPLEMENT
(Revolving Term Loan Supplement)

THIS FIRST AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this "Amendment"), is entered into as of August 31, 2011, between TIDEWATER UTILITIES, INC., a Delaware corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement dated as of March 17, 2009 and number RX0024T6 (the “Supplement”). The parties now desire to amend the Supplement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                                Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Supplement.

SECTION 2.                                Amendments.

(A)           The Commitment. Section 1 of the Existing Supplement is hereby amended and restated to read as follows:

SECTION 1.       The Commitment.  On the terms and conditions set forth in the MLA and this Promissory Note and Supplement, CoBank agrees to make loans (each a “Loan”) to the Company during the period set forth below in an aggregate principal amount not to exceed $12,000,000 at any one time outstanding (the "Commitment").  Within the limits and during the term of the Commitment, the Company may borrow, prepay and reborrow.

(B)           Term. Section 3 of the Supplement is hereby amended and restated to read as follows:

Term. The term of the Commitment shall be from the date hereof up to and including November 30, 2014, or such later date as CoBank may, in its sole discretion, authorize in writing.

SECTION 3.         Representations and Warranties.  To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered, and creates legal, valid, and binding obligations of the Borrower which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the Agreement, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.

SECTION 4.          Confirmation. Except as amended hereby, the Supplement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/Shannon Davoren	By:	/s/A. Bruce O’Connor

Title:	Assistant Corporate Secretary	Title:	Treasurer